Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Waystar Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, $0.01 par value per share	Rule 457(o)	-	-	$100,000,000	0.00014760	$14,760
	Total Offering Amounts					$100,000,000		$14,760
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$14,760

(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)  Includes shares of our common stock subject to the underwriters’ option to purchase additional shares.